CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





We consent to the references to our firm in the Registration Statement on Form N-1A of Volumetric Fund, Inc. and to the use of our report dated February 14, 2011 on the financial statements and financial highlights of Volumetric Fund, Inc. Such financial statements and financial highlights appear in the 2010 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.


                                            /s/ BBD, LLP


	                                    BBD, LLP

Philadelphia, Pennsylvania
May 13, 2011